As filed with the Securities and Exchange Commission on January 25, 2013
Registration No. 333- ==================================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ERA GROUP INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE                  72-1455213
(State or Other Jurisdiction of                 (I.R.S. Employer Identification No.)
Incorporation or Organization)

818 Town & Country Blvd, Suite 200
Houston, Texas
(Address of Principal Executive Offices)
(Zip Code)
Era Group Inc. 2012 Share Incentive Plan
(Full Title of Plan)

Christopher S. Bradshaw, Executive Vice President and Chief Financial Officer
Era Group Inc.
818 Town & Country Blvd, Suite 200
Houston, Texas
(Name and Agent for Service)

281-606-4900
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
David E. Zeltner, Esq.
Milbank, Tweed, Hadley and McCloy LLP
One Chase Manhattan Plaza
New York, New York 1005
(212) 530-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non‑accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
==================================================================================

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $.01 per share	4,000,000	$19.00	$76,000,000	$0

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(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum aggregate offering price and the amount of registration fee are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of shares of Common Stock of the registrant in the “when issued” trading market as reported on the New York Stock Exchange on January 24, 2013.

(3) In accordance with Rule 457(p) of the Securities Act, the full amount of the filing fee of $10,367 in connection with this Registration Statement is offset by the filing fee previously paid by Era Group Inc. in the amount of $17,415 in connection with its prior Registration Statement on Form S-1 (File No. 333-175942) initially filed on August 2, 2011 and later withdrawn on October 11, 2012.

PART I
INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS
ITEM 1.    PLAN INFORMATION.
The documents constituting Part I of this Registration Statement will be sent or given by Era Group Inc. ("ERA" or the "Registrant") to participants in the Era Group Inc. 2012 Share Incentive Plan (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").
The Part I Information is not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the note to Part I of Form S-8. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
The Registrant will provide a written statement to participants in the Plan advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Form S-8. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed. The Part I Information is not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed with the SEC by the Company are incorporated herein by reference:

(1)
The Registrant's Registration Statement on Form 10, initially filed with the SEC October 12, 2012 (file number 001-35701) including the description of the Registrant's common stock, par value $.0.01 per share (the “Common Stock”) contained therein, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.
Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
The Registrant's Bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, will require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.
Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8.	EXHIBITS.

Exhibit No.	Document Description
3.1*	Form of Amended and Restated Certificate of Incorporation
3.2*	Form of Amended and Restated Bylaws
4.1*	Era Group Inc. 2012 Share Incentive Plan.
5.1**	Opinion of Milbank, Tweed, Hadley & McCloy LLP.
23.1**	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).
23.2**	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3**	Consent of Ernst & Young LLP, independent auditors
23.4**	Consent of KPMG LLP, independent registered public accounting firm.
24.1**	Power of Attorney (included in signature page to this Registration Statement).
________________________
* Incorporated by reference to the Registrant's Registration Statement on Form 10 initially filed on October 12, 2012, as amended (Registration No. 001-35701).
** Filed herewith
ITEM 9.    UNDERTAKINGS.
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this 25th day of January, 2013.
Era Group Inc.
By: /s/ Christopher S. Bradshaw
Name: Christopher S. Bradshaw
Title: Executive Vice President and
Chief Financial Officer

[Signature Page - Form S-8]

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sten L. Gustafson, Christopher S. Bradshaw and Anna Goss, each of them acting alone, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signer	Title	Date
/s/ Sten L. Gustafson Sten L. Gustafson	Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2013
/s/ Christopher S. Bradshaw Christopher S. Bradshaw	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 25, 2013
/s/ Anna Goss Anna Goss	Senior Vice President - Finance and Chief Accounting Officer (Principal Accounting Officer)	January 25, 2013
/s/ Charles Fabrikant Charles Fabrikant	Director	January 25, 2013
/s/ Blaine V. Fogg Blaine V. Fogg	Director	January 25, 2013
/s/ Oivind Lorentzen Oivind Lorentzen	Director	January 25, 2013
/s/ Steven Webster Steven Webster	Director	January 25, 2013

EXHIBIT INDEX

Exhibit No.	Document Description
3.1*	Form of Amended and Restated Certificate of Incorporation
3.2*	Form of Amended and Restated Bylaws
4.1*	Era Group Inc. 2012 Share Incentive Plan.
5.1**	Opinion of Milbank, Tweed, Hadley & McCloy LLP.
23.1**	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).
23.2**	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3**	Consent of Ernst & Young LLP, independent auditors
23.4**	Consent of KPMG LLP, independent registered public accounting firm.
24.1**	Power of Attorney (included in signature page to this Registration Statement).
________________________
* Incorporated by reference to the Registrant's Registration Statement on Form 10 initially filed on October 12, 2012, as amended (Registration No. 001-35701).
**    Filed herewith